AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT
This AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT (the “Amendment”) between Flex Pharma, Inc., a Delaware corporation (the “Company”), and John McCabe (the “Executive”) is effective as of June 20, 2018 (the “Effective Date”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Employment Agreement (as defined below).
W I T N E S S E T H:
Whereas the Company and Executive entered into that certain Executive Employment Agreement dated May 27, 2015 and as amended on December 14, 2016 (the “Employment Agreement”) and the parties now wish to amend certain terms of the Employment Agreement as set forth herein.
NOW THEREFORE, in consideration of the foregoing, of the mutual promises contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
1.AMENDMENT TO BONUS.

a)ANNUAL BONUS

The first two sentences of Section 5 of the Employment Agreement are deleted in entirety and replaced with the following:
“ For the 2018 calendar year, and each full calendar year during the Employment Term thereafter, the Executive will be eligible to earn an annual performance bonus (the “Annual Bonus”) of up to to forty percent (40%) of the Base Salary (the “Target Bonus”). For purposes of clarity, for the 2018 calendar year the Executive will be eligible to receive an Annual Bonus equal to the Target Bonus, with such bonus guaranteed for payment the earlier of a) within 30 days of the closing date of a qualifying Change in Control event, as defined in the Flex Pharma 2015 Equity Incentive Plan (b) below or b) no later than March 15, 2019, provided the Executive is an employee in good standing at the date of payment.
b)CHANGE IN CONTROL BONUS

“In the event of a qualifying Change in Control event, as defined in the Flex Pharma 2015 Equity Incentive Plan, the Executive will be eligible to receive an additional bonus in the amount of $200,000. Such bonus will be payable as a lump sum within 30 days of the closing date of a qualifying Change in Control event, upon delivery to the Company of an executed waiver and general release of any all known claims and other provisions and covenants in favor of the Company, in substantially the form attached hereto as Exhibit A”.
2.AMENDMENT TO CONSEQUENCES OF TERMINATION.

a)The first sentence of Section 11 (d) (i) of the Employment Agreement is deleted in its entirety and replaced with the following:

“provide, in the form of a lump sum payment, an amount equal to twelve (12) months of the Executive’s monthly base pay, as in effect immediately preceding the last day of the Employment Term (ignoring any decrease in Base Salary that forms the basis for Good Reason); provided however, that any payment otherwise scheduled to be made prior to the effective date of the General Release (namely, the date it can no longer be revoked) shall accrue and be paid in the first payroll date that follows such effective date with subsequent payment occurring on the subsequent Company payroll date”.
b)The first sentence of Section 11 (d) (ii) is deleted in its entirety and replaced with the following:

“if the Executive timely elects continue coverage under COBRA for himself and his covered dependents under the Company’s group health plans following such termination, then the Company shall pay that portion of the COBRA premiums that it was paying prior to the Executive’s termination date in order to continue the Executive’s and his covered dependents’ health insurance coverage in effect for himself (and his covered dependents) on the termination date until the earliest of (i) twelve months following the termination date; (ii) the date when the Executive becomes eligible for substantially equivalent health insurance coverage in connection with new employment or self-employment or (iii) the date the Executive ceases to be eligible for COBRA continuation coverage for any reason, including plan termination”.
3.EQUITY. All stock options granted to the Executive under the Flex Pharma Inc, 2014 and 2015 Equity Incentive Plans prior to the effective date of this Amendment shall be governed from this point forward by the terms of the Amended Forms of Option Agreements, which are attached to this agreement.

4.MISCELLANEOUS. Executive acknowledges that his employment with the Company will continue to remain “at‑will.” All other terms and provisions of the Employment Agreement not expressly modified hereby shall remain in full force and effect. This Amendment shall take effect as of the date hereof. This Amendment shall be binding upon and inure to the benefit of all of the parties to the Employment Agreement, their successors and assigns, heirs, devisees, legates and personal representatives. All other terms and provisions of the Employment Agreement not expressly modified by this Amendment shall remain in full force and effect. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original for all purposes and all of which shall be deemed collectively to be one agreement. This Amendment shall be governed by and construed in accordance with the Commonwealth of Massachusetts applicable to contracts made and to be performed therein, without giving effect to the principles thereof relating to the conflict of laws.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, effective as of the date first written above.
FLEX PHARMA INC.
By:_/s/ William McVicar___________
Name: William McVicar
Title: President & CEO
EXECUTIVE
_/s/ John McCabe___________
John McCabe

Flex Pharma, Inc.
2014 Equity Incentive Plan

AMENDED FORM OF Option Agreement
(Incentive Stock Option or Nonstatutory Stock Option)

Pursuant to your Stock Option Grant Notice (“Grant Notice”) and this Option Agreement, Flex Pharma, Inc. (the “Company”) has granted you an option under its 2014 Equity Incentive Plan (the “Plan”) to purchase the number of shares of the Company’s Common Stock indicated in your Grant Notice at the exercise price indicated in your Grant Notice. Defined terms not explicitly defined in this Option Agreement but defined in the Plan shall have the same definitions as in the Plan.
The details of your option are as follows:
1.Vesting. Subject to the limitations contained herein, your option will vest as provided in your Grant Notice, provided that vesting will cease upon the termination of your Continuous Service.

2.Number of Shares and Exercise Price. The number of shares of Common Stock subject to your option and your exercise price per share referenced in your Grant Notice may be adjusted from time to time for Capitalization Adjustments.

3.Exercise Restriction for Non-Exempt Employees. In the event that you are an Employee eligible for overtime compensation under the Fair Labor Standards Act of 1938, as amended (i.e., a “Non-Exempt Employee”), you may not exercise your option until you have completed at least six (6) months of Continuous Service measured from the Date of Grant specified in your Grant Notice, notwithstanding any other provision of your option.

4.Exercise prior to Vesting (“Early Exercise”). If permitted in your Grant Notice (i.e., the “Exercise Schedule” indicates “Early Exercise Permitted”) and subject to the provisions of your option, you may elect at any time that is both (i) during the period of your Continuous Service and (ii) during the term of your option, to exercise all or part of your option, including the unvested portion of your option; provided, however, that:

(a)a partial exercise of your option shall be deemed to cover first vested shares of Common Stock and then the earliest vesting installment of unvested shares of Common Stock;

(b)any shares of Common Stock so purchased from installments that have not vested as of the date of exercise shall be subject to the purchase option in favor of the Company as described in the Company’s form of Early Exercise Stock Purchase Agreement;

(c)you shall enter into the Company’s form of Early Exercise Stock Purchase Agreement with a vesting schedule that will result in the same vesting as if no early exercise had occurred; and

(d)if your option is an Incentive Stock Option, then, to the extent that the aggregate Fair Market Value (determined at the time of grant) of the shares of Common Stock with respect to which your option plus all other Incentive Stock Options you hold are exercisable for the first time by you during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars

($100,000), your option(s) or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

5.Method of Payment. Payment of the exercise price is due in full upon exercise of all or any part of your option. You may elect to make payment of the exercise price in cash or by check or in any other manner permitted by your Grant Notice, which may include one or more of the following:

(a)Provided that at the time of exercise the Common Stock is publicly traded and quoted regularly in The Wall Street Journal, pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds.

(b)Provided that at the time of exercise the Common Stock is publicly traded and quoted regularly in The Wall Street Journal, by delivery to the Company (either by actual delivery or attestation) of already-owned shares of Common Stock that are owned free and clear of any liens, claims, encumbrances or security interests, and that are valued at Fair Market Value on the date of exercise. Notwithstanding the foregoing, you may not exercise your option by tender to the Company of Common Stock to the extent such tender would violate the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock.

(c)Pursuant to the following deferred payment alternative:

(i)Not less than one hundred percent (100%) of the aggregate exercise price, plus accrued interest, shall be due four (4) years from date of exercise or, at the Company’s election, upon termination of your Continuous Service.

(ii)Interest shall be compounded at least annually and shall be charged at the minimum rate of interest necessary to avoid (1) the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement and (2) the classification of your option as a liability for financial accounting purposes.

(iii)In order to elect the deferred payment alternative, you must, as a part of your written notice of exercise, give notice of the election of this payment alternative and, in order to secure the payment of the deferred exercise price to the Company hereunder, if the Company so requests, you must tender to the Company a promissory note and a pledge agreement covering the purchased shares of Common Stock, both in form and substance satisfactory to the Company, or such other or additional documentation as the Company may request.

6.Whole Shares. You may exercise your option only for whole shares of Common Stock.

7.Securities Law Compliance. Notwithstanding anything to the contrary contained herein, you may not exercise your option unless the shares of Common Stock issuable upon such exercise are then registered under the Securities Act or, if such shares of Common Stock are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act. The exercise of your option also must comply with other applicable laws and regulations governing your option, and you may not exercise your option if the Company determines that such exercise would not be in material compliance with such laws and regulations.

8.Term. You may not exercise your option before the commencement of its term or after its term expires. The term of your option commences on the Date of Grant and expires upon the earliest of the following:

(a)immediately upon the termination of your Continuous Service for Cause;.

(b)twelve (12) months after the termination of your Continuous Service for any reason other than Cause, your Disability or your death (except as otherwise provided in Section 8(d) below); provided, however, that if during any part of such twelve (12) month period your option is not exercisable solely because of the condition set forth in the section above relating to “Securities Law Compliance,” your option will not expire until the earlier of the Expiration Date or until it has been exercisable for an aggregate period of twelve (12) months after the termination of your Continuous Service; provided further, if during any part of such twelve (12) month period, the sale of any Common Stock received upon exercise of your option would violate the Company’s insider trading policy, then your option will not expire until the earlier of the Expiration Date or until it has been exercisable for an aggregate period of twelve (12) months after the termination of your Continuous Service during which the sale of the Common Stock received upon exercise of your option would not be in violation of the Company’s insider trading policy. Notwithstanding the foregoing, if (i) you are a Non-Exempt Employee, (ii) your Continuous Service terminates within six (6) months after the Date of Grant, and (iii) you have vested in a portion of your option at the time of your termination of Continuous Service, your option will not expire until the earlier of (x) the later of (A) the date that is seven (7) months after the Date of Grant, and (B) the date that is twelve (12) months after the termination of your Continuous Service, and (y) the Expiration Date;

(c)twelve (12) months after the termination of your Continuous Service due to your Disability;

(d)eighteen (18) months after your death if you die either during your Continuous Service or within twelve (12) months after your Continuous Service terminates for any reason other than Cause;

(e)the Expiration Date indicated in your Grant Notice; or

(f)the day before the tenth (10th) anniversary of the Date of Grant.

If your option is an Incentive Stock Option, note that, to obtain the federal income tax advantages associated with an Incentive Stock Option, the Code requires that at all times beginning on the date of grant of your option and ending on the day three (3) months before the date of your option’s exercise, you must be an employee of the Company or an Affiliate, except in the event of your death or Disability. The Company has provided for extended exercisability of your option under certain circumstances for your benefit but cannot guarantee that your option will necessarily be treated as an Incentive Stock Option if you continue to provide services to the Company or an Affiliate as a Consultant or Director after your employment terminates or if you otherwise exercise your option more than three (3) months after the date your employment terminates.
9.Exercise.

(a)You may exercise the vested portion of your option (and the unvested portion of your option if your Grant Notice so permits) during its term by delivering a Notice of Exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require.

(b)By exercising your option you agree that, as a condition to any exercise of your option, the Company may require you to enter into an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of (1) the exercise of your option, (2) the lapse of any substantial risk of forfeiture to which the shares of Common Stock are subject at the time of exercise, or (3) the disposition of shares of Common Stock acquired upon such exercise.

(c)If your option is an Incentive Stock Option, by exercising your option you agree that you will notify the Company in writing within fifteen (15) days after the date of any disposition of any of the shares of the Common Stock issued upon exercise of your option that occurs within two (2) years after the date of your option grant or within one (1) year after such shares of Common Stock are transferred upon exercise of your option.

(d)By exercising your option you agree that you shall not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any shares of Common Stock or other securities of the Company held by you, for a period of one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act or such longer period as necessary to permit compliance with NASD Rule 2711 or NYSE Member Rule 472 and similar rules and regulations (the “Lock-Up Period”); provided, however, that nothing contained in this section shall prevent the exercise of a repurchase option, if any, in favor of the Company during the Lock-Up Period. You further agree to execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriter(s) that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to your shares of Common Stock until the end of such period. The underwriters of the Company’s stock are intended third party beneficiaries of this Section 9(d) and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. In the event that current or future investors in the Company agree to be bound by the terms of market stand-off provision(s) in addition to or different from this Subsection 9(d), you agree to become bound by the same provision(s) and to execute and deliver any agreements or other documentation necessary to document such changes.

(e)By exercising your option you agree that you will not, without the prior written consent of the Company, during the period commencing on consummation of a Qualified Form 10 Transaction (as defined in the Company’s Certificate of Incorporation) and ending on the date that is one hundred eighty (180) days after shares of the Company’s Common Stock (or the shares of common stock of any parent of the Company) are listed on a national securities exchange (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock (or the shares of common stock of any parent of the Company) or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock (or the shares of common stock of any parent of the Company) held immediately before the effective date of the registration statement for such offering or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock (or the shares of common stock of any parent of the Company) or other securities, in cash, or otherwise. Nothing contained in this section shall prevent the exercise of a repurchase option, if any, in favor of the Company during the Lock-Up Period. You further agree to execute and deliver such other agreements as may be reasonably requested by the Company, lead bookrunning underwriter or lead placement agent that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to your shares of Common Stock until the end of such period. The placement agent and/or underwriters of the Company’s stock are intended third party beneficiaries of this Section 9(e) and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. In the event that current or future investors in the Company agree to be bound by the terms of market stand-off provision(s) in addition to or different from this Subsection 9(e), you agree to become bound by the same provision(s) and to execute and deliver any agreements or other documentation necessary to document such changes.

10.Transferability. Your option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to exercise your option. In addition, if permitted by the Company you may transfer your option to a trust if you are considered to be the sole beneficial owner (determined under Section 671 of the Code and applicable state law) while the option is held in the trust, provided that you and the trustee enter into a transfer and other agreements required by the Company.

11.Right of First Refusal. Shares of Common Stock that you acquire upon exercise of your Option are subject to any right of first refusal that may be described in the Company’s bylaws in effect at such time the Company elects to exercise its right; provided, however, that if there is no right of first refusal described in the Company’s bylaws at such time, the right of first refusal described below will apply. The Company’s right of first refusal will expire on the first date upon which any security of the Company is listed (or approved for listing) upon notice of issuance on a national securities exchange or quotation system (the “Listing Date”).

(a)Prior to the Listing Date, you may not validly Transfer (as defined below) any shares of Common Stock acquired upon exercise of your Option, or any interest in such shares, unless such Transfer is made in compliance with the following provisions:

(i)Before there can be a valid Transfer of any shares of Common Stock or any interest therein, the record holder of the shares of Common Stock to be transferred (the “Offered Shares”) will give written notice (by registered or certified mail) to the Company. Such notice will specify the identity of the proposed transferee, the cash price offered for the Offered Shares by the proposed transferee (or, if the proposed Transfer is one in which the holder will not receive cash, such as an involuntary transfer, gift, donation or pledge, the holder will state that no purchase price is being proposed), and the other terms and conditions of the proposed Transfer. The date such notice is mailed will be hereinafter referred to as the “Notice Date” and the record holder of the Offered Shares will be hereinafter referred to as the “Offeror.” If, from time to time, there is any stock dividend, stock split or other change in the character or amount of any of the outstanding Common Stock which is subject to the provisions of your Option, then in such event any and all new, substituted or additional securities to which you are entitled by reason of your ownership of the shares of Common Stock acquired upon exercise of your Option will be immediately subject to the Company’s Right of First Refusal (as defined below) with the same force and effect as the shares subject to the Right of First Refusal immediately before such event.

(ii)For a period of thirty (30) calendar days after the Notice Date, or such longer period as may be required to avoid the classification of your Option as a liability for financial accounting purposes, the Company will have the option to purchase all (but not less than all) of the Offered Shares at the purchase price and on the terms set forth in Section 11(a)(iii) (the Company’s “Right of First Refusal”).

In the event that the proposed Transfer is one involving no payment of a purchase price, the purchase price will be deemed to be the Fair Market Value of the Offered Shares as determined in good faith by the Board in its discretion. The Company may exercise its Right of First Refusal by mailing (by registered or certified mail) written notice of exercise of its Right of First Refusal to the Offeror prior to the end of said thirty (30) days (including any extension required to avoid classification of the Option as a liability for financial accounting purposes).

(iii)The price at which the Company may purchase the Offered Shares pursuant to the exercise of its Right of First Refusal will be the cash price offered for the Offered Shares by the proposed transferee (as set forth in the notice required under Section 11(a)(i)), or the Fair Market Value as determined by the Board in the event no purchase price is involved. To the extent consideration other than cash is offered by the proposed transferee, the Company will not be required to pay any additional amounts to the Offeror other than the cash price offered (or the Fair Market Value, if applicable). The Company’s notice of exercise of its Right of First Refusal will be accompanied by full payment for the Offered Shares and, upon such payment by the Company, the Company will acquire full right, title and interest to all of the Offered Shares.

(iv)If, and only if, the option given pursuant to Section 11(a)(ii) is not exercised, the Transfer proposed in the notice given pursuant to Section 11(a)(i) may take place; provided, however, that such Transfer must, in all respects, be exactly as proposed in said notice except that such Transfer may not take place either before the tenth (10th) calendar day after the expiration of the thirty (30) day option exercise period or after the ninetieth (90th) calendar day after the expiration of the thirty (30) day option exercise period, and if such Transfer has not taken place prior to said ninetieth (90th) day, such Transfer may not take place without once again complying with this Section 11(a). The option exercise periods in this Section 11(a)(iv) will be adjusted to include any extension required to avoid the classification of your option as a liability for financial accounting purposes.

(b)As used in this Section 11, the term “Transfer” means any sale, encumbrance, pledge, gift or other form of disposition or transfer of shares of Common Stock or any legal or equitable interest therein; provided, however, that the term Transfer does not include a transfer of such shares or interests by will or intestacy to your Immediate Family (as defined below). In such case, the transferee or other recipient will receive and hold the shares of Common Stock so transferred subject to the provisions of this Section, and there will be no further transfer of such shares except in accordance with the terms of this Section. As used herein, the term "Immediate Family" will mean your spouse, the lineal descendant or antecedent, father, mother, brother or sister, child, adopted child, grandchild or adopted grandchild of you or your spouse, or the spouse of any child, adopted child, grandchild or adopted grandchild of you or your spouse.

(c)None of the shares of Common Stock purchased on exercise of your Option will be transferred on the Company’s books nor will the Company recognize any such Transfer of any such shares or any interest therein unless and until all applicable provisions of this Section 11 have been complied with in all respects. The certificates of stock evidencing shares of Common Stock purchased on exercise of your Option will bear an appropriate legend referring to the transfer restrictions imposed by this Section 11.

(d)To ensure that the shares subject to the Company’s Right of First Refusal described in this Section 11 will be available for repurchase by the Company, the Company may require you to deposit the certificates evidencing the shares that you purchase upon exercise of your Option with an escrow agent designated by the Company under the terms and conditions of an escrow agreement approved by the Company. If the Company does not require such deposit as a condition of exercise of your Option, the Company reserves the right at any time to require you to so deposit the certificates in escrow. As soon as practicable after the expiration of the Company’s Right of First Refusal the agent will deliver to you the shares and any other property no longer subject to such restriction. In the event the shares and any other property held in escrow are subject to the Company’s exercise of its Right of First Refusal, the notices required to be given to you will be given to the escrow agent, and any payment required to be given to you will be given to the escrow agent. Within thirty (30) days after payment by the Company for the Offered Shares, the escrow agent will deliver the Offered Shares that the Company has repurchased to the Company and will deliver the payment received from the Company to you.

(e)Notwithstanding the foregoing provisions of this Section 11, if you are a party to the Amended and Restated Right of First Refusal and Co-Sale Agreement, dated as of March 21, 2014, by and among the Company and certain stockholders of the Company parties thereto (such agreement, as the same may be amended, restated or otherwise modified from time to time, the “Co-Sale Agreement”), then such transfer shall be subject to the restrictions set forth in the Co-Sale Agreement in lieu of the restrictions set forth in this Section 11.

12.Drag-Along Right; Equitable Remedies; Power of Attorney.

(a)In the event that the Board and stockholders holding shares of capital stock of the Company that represent a majority by voting power of all outstanding shares of capital stock of the Company (the “Majority Stockholders”) approve a Corporate Transaction, then you agree with respect to all shares of capital stock of the Company that you hold or otherwise exercise dispositive power:

(i)in the event such transaction requires the approval of the stockholders of the Company, (x) if the matter is to be brought to a vote at a stockholder meeting, after receiving proper notice of any meeting of stockholders of the Company to vote on the approval of a Corporate Transaction, to be present, in person or by proxy, as a holder of shares of capital stock, at all such meetings and be counted for the purposes of determining the presence of a quorum at such meetings; and (y) to vote (in person, by proxy or by action by written consent, as applicable) all shares of capital stock in favor of such Corporate Transaction and in opposition of any and all other proposals that could reasonably be expected to delay or impair the ability of the Company to consummate such Corporate Transaction;

(ii)in the event that the Corporate Transaction is to be effected by the sale of shares of capital stock by the Company’s stockholders (the “Selling Holders”) without the need for stockholder approval, you agree to sell all shares of capital stock that you beneficially hold (or in the event that the Selling Holders are selling fewer than all of their shares of capital stock of the Company, shares in the same proportion as the Selling Holders are selling) to the person to whom the Selling Holders propose to sell their shares of capital stock;

(iii)to refrain from exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to such Corporate Transaction;

(iv)to execute and deliver all related documentation and take such other action in support of the Corporate Transaction as shall reasonably be requested by the Company; and

(v)not to deposit any voting securities owned by you in a voting trust or subject any such voting securities to any arrangement or agreement with respect to the voting of such shares of capital stock, unless specifically requested to do so by the acquiror in connection with a Corporate Transaction.

(b)Notwithstanding the foregoing Section 12(a), you will not be required to comply with Section 12(a) above in connection with any proposed Corporate Transaction unless (1) you receive with respect to your shares of a class or series of capital stock consideration per share that is no less than every other stockholder participating in the Corporate Transaction with respect to his, her or its shares of the same class or series of capital stock, (2) the proceeds payable to you in connection with such transaction are equal to or greater than the proceeds required to be paid to you pursuant to the Company’s Certificate of Incorporation in effect at such time, (3) your maximum liability in connection with such Corporate Transaction does not exceed the consideration payable to you in such Corporate Transaction (other than in the case of potential liability for fraud or willful misconduct or breach of a representation by you relating to your title to your securities as to which liability there need not be any such limitation) and (4) the terms of such transaction applicable to you are materially no less favorable than the terms applicable to each other stockholder holding the same class or series of shares as you.

(c)Notwithstanding the foregoing provisions of Sections 12(a) and 12(b), if you are a party to the Voting Agreement, dated as of July 1, 2013, by and among the Company and certain stockholders of the Company parties thereto (such agreement, as the same may be amended, restated or otherwise modified from time to time, the “Voting Agreement”), then you shall be subject to the “drag along” provision set forth in the Voting Agreement in lieu of the restrictions set forth in Sections 12(a) and 12(b).

(d)You acknowledge and agree that any breach of Sections 11 and 12 of this Agreement would result in substantial harm to the Company for which monetary damages alone could not adequately compensate. Therefore, you unconditionally and irrevocably agree that the Company shall be entitled to seek protective orders, injunctive relief and other remedies available at law or in equity (including, without limitation, seeking specific performance or the rescission of purchases, sales and other transfers of capital stock not made in strict compliance with this Agreement).

(e)By your execution of this Agreement, you hereby constitute and appoint the President and Secretary of the Company, and each of them, with full power of substitution, as your proxies with respect to the matters set forth in this Section 12, including without limitation, votes regarding any Corporate Transaction pursuant to Section 12 hereof, and hereby authorize each of them to represent and to vote, if and only if you (i) fail to vote or (ii) attempt to vote (whether by proxy, in person or by written consent), in a manner that is inconsistent with the terms of this Agreement, all of your shares of capital stock of the Company in favor of any Corporate Transaction pursuant to and in accordance with the terms and provisions hereof. The proxy granted pursuant to the immediately preceding sentence is given for good and valuable consideration the receipt and sufficiency is hereby acknowledged and, as such, is coupled with an interest and shall be irrevocable unless and until this Agreement terminates or expires.

13.Option not a Service Contract. Your option is not an employment or service contract, and nothing in your option shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate, or of the Company or an Affiliate to continue your employment. In addition, nothing in your option shall obligate the Company or an Affiliate, their respective stockholders, Boards of Directors, Officers or Employees to continue any relationship that you might have as a Director or Consultant for the Company or an Affiliate.

14.Withholding Obligations.

(a)At the time you exercise your option, in whole or in part, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for (including by means of a “cashless exercise” pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with the exercise of your option.

(b)Upon your request and subject to approval by the Company, in its sole discretion, and compliance with any applicable legal conditions or restrictions, the Company may withhold from fully vested shares of Common Stock otherwise issuable to you upon the exercise of your option a number of whole shares of Common Stock having a Fair Market Value, determined by the Company as of the date of exercise, not in excess of the minimum amount of tax required to be withheld by law (or such lower amount as may be necessary to avoid classification of your option as a liability for financial accounting purposes). If the date of determination of any tax withholding obligation is deferred to a date later than the date of exercise of your option, share withholding pursuant to the preceding sentence shall not be permitted unless you make a proper and timely election under Section 83(b) of the Code, covering the aggregate number of shares of Common Stock acquired upon such exercise with respect to which such determination is otherwise deferred, to accelerate the determination of such tax withholding obligation to the date of exercise of your option. Notwithstanding the filing of such election, shares of Common Stock shall be withheld solely from fully vested shares of Common Stock determined as of the date of exercise of your option that are otherwise issuable to you upon such exercise. Any adverse consequences to you arising in connection with such share withholding procedure shall be your sole responsibility.

(c)You may not exercise your option unless the tax withholding obligations of the Company and/or any Affiliate are satisfied. Accordingly, you may not be able to exercise your option when desired even though your option is vested, and the Company shall have no obligation to issue a certificate for such shares of Common Stock or release such shares of Common Stock from any escrow provided for herein unless such obligations are satisfied.

15.Tax Consequences. You hereby agree that the Company does not have a duty to design or administer the Plan or its other compensation programs in a manner that minimizes your tax liabilities. You shall not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates related to tax liabilities arising from your option or your other compensation. In particular, you acknowledge that this option is exempt from Section 409A of the Code only if the exercise price per share specified in the Grant Notice is at least equal to the “fair market value” per share of the Common Stock on the Date of Grant and there is no other impermissible deferral of compensation associated with the option. Because the Common Stock is not traded on an established securities market, the Fair Market Value is determined by the Board, perhaps in consultation with an independent valuation firm retained by the Company. You acknowledge that there is no guarantee that the Internal Revenue Service will agree with the valuation as determined by the Board, and you shall not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates in the event that the Internal Revenue Service asserts that the valuation determined by the Board is less than the “fair market value” as subsequently determined by the Internal Revenue Service.

16.Notices. Any notices provided for in your option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

17.Governing Plan Document. Your option is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your option, and is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your option and those of the Plan, the provisions of the Plan shall control.

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All stock options granted to you prior to the effective date of your Amendment to Executive Employment Agreement shall be governed from this point forward by the terms of this Amendment Form of Option Agreement. This Amended Form of Option Agreement will be deemed to be signed by you upon the signing by you of the Amendment to Executive Employment Agreement which is attached.

Flex Pharma, Inc.
2015 Equity Incentive Plan

Amended form of Option Agreement
(Incentive Stock Option or Nonstatutory Stock Option)

Pursuant to your Stock Option Grant Notice (“Grant Notice”) and this Option Agreement, Flex Pharma, Inc. (the “Company”) has granted you an option under its 2015 Equity Incentive Plan (the “Plan”) to purchase the number of shares of the Company’s Common Stock indicated in your Grant Notice at the exercise price indicated in your Grant Notice. The option is granted to you effective as of the date of grant set forth in the Grant Notice (the “Date of Grant”). If there is any conflict between the terms in this Option Agreement and the Plan, the terms of the Plan will control. Capitalized terms not explicitly defined in this Option Agreement or in the Grant Notice but defined in the Plan will have the same definitions as in the Plan.
The details of your option, in addition to those set forth in the Grant Notice and the Plan, are as follows:
1.Vesting. Subject to the provisions contained herein, your option will vest as provided in your Grant Notice. Vesting will cease upon the termination of your Continuous Service.

2.Number of Shares and Exercise Price. The number of shares of Common Stock subject to your option and exercise price per share in your Grant Notice will be adjusted for Capitalization Adjustments.

3.Exercise Restriction for Non-Exempt Employees. If you are an Employee eligible for overtime compensation under the Fair Labor Standards Act of 1938, as amended (that is, a “Non-Exempt Employee”), and except as otherwise provided in the Plan, you may not exercise your option until you have completed at least six (6) months of Continuous Service measured from the Date of Grant, even if you have already been an employee for more than six (6) months. Consistent with the provisions of the Worker Economic Opportunity Act, you may exercise your option as to any vested portion prior to such six (6) month anniversary in the case of (i) your death or disability, (ii) a Corporate Transaction in which your option is not assumed, continued or substituted, (iii) a Change in Control or (iv) your termination of Continuous Service on your “retirement” (as defined in the Company’s benefit plans).

4.Exercise prior to Vesting (“Early Exercise”). If permitted in your Grant Notice (i.e., the “Exercise Schedule” indicates “Early Exercise Permitted”) and subject to the provisions of your option, you may elect at a time that is both (i) during the period of your Continuous Service and (ii) during the term of your option, to exercise all or part of your option, including the unvested portion of your option; provided, however, that:

(a)a partial exercise of your option will be deemed to cover first vested shares of Common Stock and then the earliest vesting installment of unvested shares of Common Stock;
(b)any shares of Common Stock so purchased from installments that have not vested as of the date of exercise will be subject to the purchase option in favor of the Company as described in the Company’s form of Early Exercise Stock Purchase Agreement;

(c)you will enter into the Company’s form of Early Exercise Stock Purchase Agreement with a vesting schedule that will result in the same vesting as if no early exercise had occurred; and

(d)if your option is an Incentive Stock Option, then, to the extent that the aggregate Fair Market Value (determined at the Date of Grant) of the shares of Common Stock with respect to which your option plus all other Incentive Stock Options you hold are exercisable for the first time by you during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), your option(s) or portions thereof that exceed such limit (according to the order in which they were granted) will be treated as Nonstatutory Stock Options.

5.Method of Payment. You must pay the full amount of the exercise price for the shares you wish to exercise. You may pay the exercise price in cash or by check, bank draft or money order payable to the Company or in any other manner permitted by your Grant Notice, which may include one or more of the following:

(a)Provided that at the time of exercise the Common Stock is publicly traded, pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds. This manner of payment is also known as a “broker-assisted exercise”, “same day sale”, or “sell to cover”.

(b)Provided that at the time of exercise the Common Stock is publicly traded, by delivery to the Company (either by actual delivery or attestation) of already-owned shares of Common Stock that are owned free and clear of any liens, claims, encumbrances or security interests, and that are valued at Fair Market Value on the date of exercise. “Delivery” for these purposes, in the sole discretion of the Company at the time you exercise your option, will include delivery to the Company of your attestation of ownership of such shares of Common Stock in a form approved by the Company. You may not exercise your option by delivery to the Company of Common Stock if doing so would violate the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock.

(c)If this option is a Nonstatutory Stock Option, subject to the consent of the Company at the time of exercise, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issued upon exercise of your option by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price. You must pay any remaining balance of the aggregate exercise price not satisfied by the “net exercise” in cash or other permitted form of payment. Shares of Common Stock will no longer be outstanding under your option and will not be exercisable thereafter if those shares (i) are used to pay the exercise price pursuant to the “net exercise,” (ii) are delivered to you as a result of such exercise, and (iii) are withheld to satisfy your tax withholding obligations.

6.Whole Shares. You may exercise your option only for whole shares of Common Stock.

7.Securities Law Compliance. In no event may you exercise your option unless the shares of Common Stock issuable upon exercise are then registered under the Securities Act or, if not registered, the Company has determined that your exercise and the issuance of the shares would be exempt from the registration requirements of the Securities Act. The exercise of your option also must comply with all other applicable laws and regulations governing your option, and you may not exercise your option if the Company determines that such exercise would not be in material compliance with such laws and regulations (including any restrictions on exercise required for compliance with Treas. Reg. 1.401(k)-1(d)(3), if applicable).

8.Term. You may not exercise your option before the Date of Grant or after the expiration of the option’s term. The term of your option expires, subject to the provisions of Section 5(a) of the Plan, upon the earliest of the following:

(a)immediately upon the termination of your Continuous Service for Cause;

(b)twelve (12) months after the termination of your Continuous Service for any reason other than Cause, your Disability or your death (except as otherwise provided in Section 8(d) below); provided, however, that if during any part of such twelve (12) month period your option is not exercisable solely because of the condition set forth in the section above relating to “Securities Law Compliance,” your option will not expire until the earlier of the Expiration Date or until it has been exercisable for an aggregate period of twelve (12) months after the termination of your Continuous Service; provided further, if during any part of such twelve (12) month period, the sale of any Common Stock received upon exercise of your option would violate the Company’s insider trading policy, then your option will not expire until the earlier of the Expiration Date or until it has been exercisable for an aggregate period of twelve (12) months after the termination of your Continuous Service during which the sale of the Common Stock received upon exercise of your option would not be in violation of the Company’s insider trading policy. Notwithstanding the foregoing, if (i) you are a Non-Exempt Employee, (ii) your Continuous Service terminates within six (6) months after the Date of Grant, and (iii) you have vested in a portion of your option at the time of your termination of Continuous Service, your option will not expire until the earlier of (x) the later of (A) the date that is seven (7) months after the Date of Grant, and (B) the date that is twelve (12) months after the termination of your Continuous Service, and (y) the Expiration Date;

(c)twelve (12) months after the termination of your Continuous Service due to your Disability (except as otherwise provided in Section 8(d)) below;

(d)eighteen (18) months after your death if you die either during your Continuous Service or within twelve (12) months after your Continuous Service terminates for any reason other than Cause;

(e)the Expiration Date indicated in your Grant Notice; or

(f)the day before the tenth (10th) anniversary of the Date of Grant.

If your option is an Incentive Stock Option, note that to obtain the federal income tax advantages associated with an Incentive Stock Option, the Code requires that at all times beginning on the Date of Grant and ending on the day three (3) months before the date of your option’s exercise, you must be an employee of the Company or an Affiliate, except in the event of your death or Disability. The Company has provided for extended exercisability of your option under certain circumstances for your benefit but cannot guarantee that your option will necessarily be treated as an Incentive Stock Option if you continue to provide services to the Company or an Affiliate as a Consultant or Director after your employment terminates or if you otherwise exercise your option more than three (3) months after the date your employment with the Company or an Affiliate terminates.

9.Exercise.

(a)You may exercise the vested portion of your option (and the unvested portion of your option if your Grant Notice so permits) during its term by (i) delivering a Notice of Exercise (in a form designated by the Company) or completing such other documents and/or procedures designated by the Company for exercise and (ii) paying the exercise price and any applicable withholding taxes to the Company’s Secretary, stock plan administrator, or such other person as the Company may designate, together with such additional documents as the Company may then require.

(b)By exercising your option you agree that, as a condition to any exercise of your option, the Company may require you to enter into an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of (i) the exercise of your option, (ii) the lapse of any substantial risk of forfeiture to which the shares of Common Stock are subject at the time of exercise, or (iii) the disposition of shares of Common Stock acquired upon such exercise.

(c)If your option is an Incentive Stock Option, by exercising your option you agree that you will notify the Company in writing within fifteen (15) days after the date of any disposition of any of the shares of the Common Stock issued upon exercise of your option that occurs within two (2) years after the Date of Grant or within one (1) year after such shares of Common Stock are transferred upon exercise of your option.

(d)By exercising your option you agree that you will not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any shares of Common Stock or other securities of the Company held by you, for a period of one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act or such longer period as the underwriters or the Company will request to facilitate compliance with FINRA Rule 2711 or NYSE Member Rule 472 or any successor or similar rule~~s~~ or regulation (the “Lock-Up Period”); provided, however, that nothing contained in this section will prevent the exercise of a repurchase option, if any, in favor of the Company during the Lock-Up Period. You further agree to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriters that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to your shares of Common Stock until the end of such period. You also agree that any transferee of any shares of Common Stock (or other securities) of the Company held by you will be bound by this Section 9(d). The underwriters of the Company’s stock are intended third party beneficiaries of this Section 9(d) and will have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

10.Transferability. Except as otherwise provided in this Section 10, your option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you.

(a)Certain Trusts. Upon receiving written permission from the Board or its duly authorized designee, you may transfer your option to a trust if you are considered to be the sole beneficial owner (determined under Section 671 of the Code and applicable state law) while the option is held in the trust. You and the trustee must enter into transfer and other agreements required by the Company.

(b)Domestic Relations Orders. Upon receiving written permission from the Board or its duly authorized designee, and provided that you and the designated transferee enter into transfer and other agreements required by the Company, you may transfer your option pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulation 1.421-1(b)(2) that contains the information required by the Company to effectuate the transfer. You are encouraged to discuss the proposed terms of any division of this option with the Company prior to finalizing the domestic relations order or marital settlement agreement to help ensure the required information is contained within the domestic relations order or marital settlement agreement. If this option is an Incentive Stock Option, this option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

(c)Beneficiary Designation. Upon receiving written permission from the Board or its duly authorized designee, you may, by delivering written notice to the Company, in a form approved by the Company and any broker designated by the Company to handle option exercises, designate a third party who, on your death, will thereafter be entitled to exercise this option and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, your executor or administrator of your estate will be entitled to exercise this option and receive, on behalf of your estate, the Common Stock or other consideration resulting from such exercise.

11.Option not a Service Contract. Your option is not an employment or service contract, and nothing in your option will be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate, or of the Company or an Affiliate to continue your employment. In addition, nothing in your option will obligate the Company or an Affiliate, their respective stockholders, boards of directors, officers or employees to continue any relationship that you might have as a Director or Consultant for the Company or an Affiliate.

12.Withholding Obligations.
(a)At the time you exercise your option, in whole or in part, and at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for (including by means of a “same day sale” pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with the exercise of your option.

(b)If this option is a Nonstatutory Stock Option, then upon your request and subject to approval by the Company, and compliance with any applicable legal conditions or restrictions, the Company may withhold from fully vested shares of Common Stock otherwise issuable to you upon the exercise of your option a number of whole shares of Common Stock having a Fair Market Value, determined by the Company as of the date of exercise, not in excess of the minimum amount of tax required to be withheld by law (or such lower amount as may be necessary to avoid classification of your option as a liability for financial accounting purposes). If the date of determination of any tax withholding obligation is deferred to a date later than the date of exercise of your option, share withholding pursuant to the preceding sentence shall not be permitted unless you make a proper and timely election under Section 83(b) of the Code, covering the aggregate number of shares of Common Stock acquired upon such exercise with respect to which such determination is otherwise deferred, to accelerate the determination of such tax withholding obligation to the date of exercise of your option. Notwithstanding the filing of such election, shares of Common Stock shall be withheld solely from fully vested shares of Common Stock determined as of the date of exercise of your option that are otherwise issuable to you upon such exercise. Any adverse consequences to you arising in connection with such share withholding procedure shall be your sole responsibility.

(c)You may not exercise your option unless the tax withholding obligations of the Company and/or any Affiliate are satisfied. Accordingly, you may not be able to exercise your option when desired even though your option is vested, and the Company will have no obligation to issue a certificate for such shares of Common Stock or release such shares of Common Stock from any escrow provided for herein, if applicable, unless such obligations are satisfied.

13.Tax Consequences. You hereby agree that the Company does not have a duty to design or administer the Plan or its other compensation programs in a manner that minimizes your tax liabilities. You will not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates related to tax liabilities arising from your option or your other compensation. In particular, you acknowledge that this option is exempt from Section 409A of the Code only if the exercise price per share specified in the Grant Notice is at least equal to the “fair market value” per share of the Common Stock on the Date of Grant and there is no other impermissible deferral of compensation associated with the option.

14.Notices. Any notices provided for in your option or the Plan will be given in writing (including electronically) and will be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company. The Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and this option by electronic means or to request your consent to participate in the Plan by electronic means. By accepting this option, you consent to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

15.Governing Plan Document. Your option is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your option, and is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. If there is any conflict between the provisions of your option and those of the Plan, the provisions of the Plan will control. In addition, your option (and any compensation paid or shares issued under your option) is subject to recoupment in accordance with The Dodd-Frank Wall Street Reform and Consumer Protection Act and any implementing regulations thereunder, any clawback policy adopted by the Company and any compensation recovery policy otherwise required by applicable law.

16.Other Documents. You hereby acknowledge receipt of and the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the Plan prospectus. In addition, you acknowledge receipt of the Company’s policy permitting certain individuals to sell shares only during certain “window” periods and the Company’s insider trading policy, in effect from time to time.

17.Effect on Other Employee Benefit Plans. The value of this option will not be included as compensation, earnings, salaries, or other similar terms used when calculating your benefits under any employee benefit plan sponsored by the Company or any Affiliate, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any Affiliate’s employee benefit plans.

18.Voting Rights. You will not have voting or any other rights as a stockholder of the Company with respect to the shares to be issued pursuant to this option until such shares are issued to you. Upon such issuance, you will obtain full voting and other rights as a stockholder of the Company. Nothing contained in this option, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person.
19.Severability. If all or any part of this Option Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Option Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Option Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

20.Miscellaneous.

(a)The rights and obligations of the Company under your option will be transferable to any one or more persons or entities, and all covenants and agreements hereunder will inure to the benefit of, and be enforceable by the Company’s successors and assigns.

(b)You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your option.

(c)You acknowledge and agree that you have reviewed your option in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your option, and fully understand all provisions of your option.

(d)This Option Agreement will be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(e)All obligations of the Company under the Plan and this Option Agreement will be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

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All stock options granted to you prior to the effective date of your Amendment to Executive Employment Agreement shall be governed from this point forward by the terms of this Amendment Form of Option Agreement. This Amended Form of Option Agreement will be deemed to be signed by you upon the signing by you of the Amendment to Executive Employment Agreement which is attached.